Exhibit 10.36

First Amendment

to the Design/Build Agreement between

AES Clean Technology and Dendreon Corporation

THIS FIRST AMENDMENT (this “First Amendment”) dated as of February 16, 2006, is entered into by and between Dendreon Corporation, having an office at 3005 First Avenue, Seattle, WA, 98121 (“Owner”) and AES Clean Technology, Inc., having an office at 422 Stump Road, Montgomeryville, PA, 18936 (“Design/Builder”)

WHEREAS, Design/Builder and Owner entered into a Design/Build Agreement dated November 4, 2005 (the “Agreement”); and

WHEREAS, Owner and Design/Builder desire to revise the scope of the Work, as defined in the Agreement, as set forth below (“Services”); and

WHEREAS, Owner desires to amend the pricing structure and other provisions of the Agreement, as set forth below;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.	Scope of the Services.

The first sentence of Section 1.1 of the Agreement is hereby replaced with the following sentence:

Design/Builder shall perform and complete, or cause to be performed and completed, the design and construction of all work required for the Project, consistent with the Redesign Meeting Notes from January 5-6, 2006 and with the layout depicted in the Perkins + Will drawing identified as 06.01.16, attached hereto as Exhibit A, and as set forth below:

The scope of work is revised to reduce the size of the New Jersey manufacturing facility from a 48 workstation facility to a 12 workstation facility with appropriate laboratory and support areas. The goal of the facility remains the launch of Provenge and it will also be used for clinical manufacturing of Provenge.

AES’ scope of work includes all elements of the Work necessary to for the design and construction of the 12 work station design including all lighting, HVAC, power, pass throughs and corridors as shown on Exhibit A. All specifications and requirements for the 12 workstation facility remain as outlined in the original scope of Work as set forth in the Agreement.

2.	Guaranteed Maximum Price.

a.	Section 3.1(a) is hereby replaced in its entirety with the following provision:

Owner shall pay Design/Builder a maximum fee of two million two hundred eighty three thousand six hundred seventy eight dollars ($2,283,678) (“Guaranteed Maximum Price” or “GMP”). The GMP shall constitute full compensation to Design/Builder for all Services, General Conditions Costs, Reimbursable Costs, Cost of the Work and Design/Builder’s Fee. Specifically, the GMP shall compensate Design/Builder for all Work necessary to provide a fully complete, operational, code compliant and functional Project in accordance with the Owner’s objectives for cost, time and quality consistent with the terms of this Agreement.

b.	Section 3.1(b) is hereby replaced in its entirety with the following provision:

The General Conditions Costs as defined in Section 5.1(a) below are included in the GMP and therefore shall not otherwise be identified as a separate sum.

3.	Reimbursable Costs.

a.	Section 5.1(a) is hereby replaced in its entirety as follows:

The General Conditions Costs shall consist of all items generally considered to be general conditions. The General Conditions Costs are included in the GMP and therefore shall not otherwise be identified as a separate sum.

4.	Exhibit A.

Exhibit A to the Agreement is hereby replaced with the new Exhibit A, attached hereto.

5.	Exhibit B.

Exhibit B is hereby deleted in its entirety.

6.	Exhibit C.

Exhibit C is hereby deleted in its entirety.

7.	Miscellaneous.

a.	This First Amendment, when executed by the parties, shall be effective as of the date stated above. All understandings and agreements heretofore had among Design/Builder and Owner with respect to the Project are merged into, or superseded by, this First Amendment. This First Amendment fully and completely expresses the agreement of the parties with respect to the Work and the Project and shall not be modified or amended except by written agreement executed by each of the parties hereto. Design/Builder understands and agrees that no representations of any kind whatsoever have been made to it other than as appear in this First Amendment, that it has not relied on any such representations and that no claim that it has so relied on may be made at any time and for any purpose.

b.	This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

c.	Except as amended and/or modified by this First Amendment, the Agreement is hereby ratified and confirmed and all other terms of the Agreement shall remain in full force and effect, unaltered and unchanged by this First Amendment. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

IN WITNESS WHEREOF, the parties have executed this First Amendment, effective as of the date indicated above.

DENDREON CORPORATION		AES CLEAN TECHNOLOGY

By:	/s/ Mitchell Gold	By:	/s/ Linda Springer
Name:	Mitchell Gold	Name:	Linda Springer
Its:	President and CEO	Its:	VP Finance